                                                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 24, 1999 (except for the last paragraph of Note 16. Subsequent Events, as to which the date is September 14, 1999) in the Registration Statement (Form S-3) and related Prospectus of Globecomm Systems Inc. for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated August 24, 1999 (except for the last paragraph of Note 16. Subsequent Events, as to which the date is September 14, 1999), with respect to the consolidated financial statements and schedule of Globecomm Systems Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP




Melville, New York
February 18, 2000